SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 3, 2003
                                ----------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                   1-14180                  13-3867424
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(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification
incorporation)                                                  Number

                         c/o Loral SpaceCom Corporation
          600 Third Avenue, New York, New York                   10016
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          (Address of principal executive offices)            (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
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


On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5. Other Events and Required FD Disclosure.
        ---------------------------------------

     On December 3, 2003, the SpainSat satellite, under construction by Space Systems/Loral, Inc. ("SS/L") for a Spanish customer, was accidentally damaged during preparation for transit from a testing facility in Kent, Washington back to SS/L's facility in Palo Alto, California. The Kent facility is owned by The Boeing Company and used for thermal vacuum testing when SS/L's own thermal vacuum facility is unavailable. SS/L is currently investigating the cause of the accident and assessing the extent of the damage to the satellite and the effect on the satellite's scheduled delivery date. A delay in the satellite's delivery may give rise to penalty payments and termination rights under the satellite construction contract. SS/L believes that the costs to repair the satellite will be covered by insurance.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Loral Space & Communications Ltd.


                              By:  /s/ Avi Katz
                                   ----------------------------
                              Name:   Avi Katz
                              Title:  Vice President, Secretary
                                      and General Counsel

Date: December 11, 2003